UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 8.01 below concerning amendments to the distribution reinvestment plan and share redemption program is incorporated by reference into this Item 3.03.

ITEM 7.01 REGULATION FD DISCLOSURE

A letter to the stockholders of Industrial Income Trust Inc. (the “Company”) and a presentation for the Company’s stockholders and their financial advisors regarding the Company’s estimated net asset value (“NAV”) per share and other information about the Company are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and the attached Exhibits 99.1 and 99.2 are furnished to the Securities and Exchange Commission (“SEC”), and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 8.01 OTHER EVENTS

Estimated Net Asset Value Per Share

Overview

Based on the recommendation from the Valuation Committee as described below, on January 22, 2015, the board of directors (the “Board”) of the Company approved an estimated NAV per share of the Company’s common stock of $11.04 based on the estimated market value of the Company’s assets less the estimated market value of the Company’s liabilities, divided by the number of shares outstanding, as of December 31, 2014. The Company is providing this estimated NAV per share to assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340.

Process

A Valuation Committee comprised of Independent Directors was formed in order to: (i) approve the engagement of a third party valuation firm to assist in reviewing the Company’s valuation of its assets and liabilities, (ii) oversee the valuation process and methodologies used to determine the estimated NAV per share, (iii) review the reasonableness of the estimated NAV per share, and (iv) recommend the final proposed estimated NAV per share to the Board. The Valuation Committee approved the engagement of Duff & Phelps, LLC (“Duff & Phelps”), an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to provide a positive assurance opinion on the Company’s valuations, based on information provided by the Company. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Several members of the Duff & Phelps engagement team who reviewed the methodologies and assumptions applied by the Company hold a Member of Appraisal Institute (“MAI”) designation. Other than its engagement as described herein, Duff & Phelps does not have any direct interests in any transaction with the Company.

Based on its review and analysis, the Company arrived at an estimate of the Company’s NAV per share of $11.04, which was presented to, and unanimously approved by, the Valuation Committee and the Board. In approving the estimated NAV per share, the Board considered information and analysis provided by both the Company and Duff & Phelps, including Duff & Phelps’ opinion concluding that such estimated NAV per share was reasonable. The Board has the sole responsibility for determining the estimated NAV per share, taking into consideration all relevant factors and opinions. The Valuation Committee and the Board believe that the use of an NAV methodology as the primary indicator of value has become widely accepted as a best practice in the valuation of non-traded real estate investment trust shares, and therefore the Valuation Committee and the Board determined to use the NAV methodology in establishing the estimated NAV per share. Although the Company did not obtain third party property appraisals, the estimated NAV per share, before certain estimated disposition fee adjustments as further described below, was determined in accordance with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publicly Registered Non-Listed REITs,” issued April 29, 2013.

Review of Information

In preparing its conclusions as to the reasonableness of the methodologies and assumptions used by the Company to value its assets, Duff & Phelps, among other things:

•	reviewed financial and operating information, including available financial statements, requested from, or provided by, the Company, including property level cash flow projections and market leasing assumptions for each of the properties;

•	reviewed key assumptions utilized in the valuation models for both operating and development properties, including but not limited to capitalization rates, discount rates, terminal values, market rental rates, growth rates, occupancy, operating expenses and capital expenditures provided by the Company;

•	researched each market by means of publications and other resources, including local Duff & Phelps market experts, to measure current market conditions, comparable property and lease data, supply and demand factors, growth patterns, and their effect on the subject properties;

•	reviewed and discussed with the Company the historical and anticipated financial performance of each of the properties, including the projections prepared by the management team;

•	reviewed methodologies used for each property level valuation completed by the Company;

•	performed physical inspections of approximately 23% and 24% of the Company’s properties based on total square footage and property values, respectively;

•	reviewed primary assumptions for each of the Company’s mortgage and credit facility liabilities, including but not limited to interest rates and collateral values;

•	reviewed calculations related to value allocations to joint venture interests;

•	reviewed estimated disposition fee and incentive fee adjustments;

•	reviewed fully diluted common stock calculations;

•	performed such other analyses and studies, and considered such other factors, as Duff & Phelps considered appropriate; and

•	concluded that the valuation methodologies and assumptions used by the Company were appropriate and that the valuations determined by the Company were reasonable.

The property valuations reviewed by Duff & Phelps incorporated multiple valuation methodologies that are commonly used in the commercial real estate industry and in valuing and appraising real estate assets including the discounted cash flow approach as the primary approach, and the sales comparison approach as a secondary methodology.

Operating and Development Property Valuations

As of December 31, 2014, the Company’s portfolio, excluding its undeveloped land assets, included 293 assets, consisting of 283 buildings wholly-owned by the Company, two investments in unconsolidated affiliates, two assets that are to be acquired upon building completion in the first half of 2015 pursuant to executed purchase contracts, and six buildings under development (collectively, the “Property Portfolio”). The primary valuation methodology used for these properties was the discounted cash flow approach, which simulates projected cash flows from an investor’s perspective that would result from the anticipated revenue, costs and expenses of a property for an assumed hold period. Three key steps were involved in the discounted cash flow approach used by the Company: (i) estimating the net operating income (“NOI”) and the net cash flow (“NCF”) applicable to subject properties, (ii) choosing reasonable exit capitalization rates, and (iii) choosing reasonable discount rates.

For each property, the Company projected NOI for a hypothetical ten year ownership period, taking into consideration rental revenue and expense reimbursement revenue for in-place leases, less projected operating expenses, projected property-specific renewal probabilities, rental rates, market comparables, and other factors. The projected NOI was then capitalized at an appropriate market rate to derive an estimate of value upon sale, adjusted for property level disposition fees and expenses. Projected NCF was also determined for the same time period, taking into account projected NOI, leasing costs, tenant improvement costs, and capital expenditures. Projected NCF for each property was discounted to present value by an appropriate yield rate in a discounted cash flow analysis.

When determining exit capitalization rate assumptions, the Company used a sales comparison approach, which estimates current real estate values based on what other purchasers and sellers in the market have agreed to as the price for comparable properties. This approach is based upon the principle of substitution which creates limits on prices, rents, and rates based on prevailing prices, rents, and rates of equally desirable substitutes. Adjustments were then made based on several factors, including but not limited to, industry surveys, location, age of the property and functionality, in order to estimate a future exit capitalization rate for each property, assuming a hypothetical sale of the property in the Company’s tenth year of ownership. The Company reviewed comparable transactions for each property when determining each capitalization rate and corresponding asset value.

The Company primarily utilized the discounted cash flow approach to value the properties in the Property Portfolio based on the following exit capitalization rates and discount rates:

	Range of Rates	Weighted- Average Rate
Exit capitalization rate	5.50% to 8.00%	6.15%
Discount rate	5.75% to 9.00%	6.67%

Undeveloped Land Valuations

As of December 31, 2014, the Company owned seven undeveloped land assets, which were valued using the discounted cash flow approach for assets intended to be developed in the near term and using the sales comparison approach for the remainder of such assets.

Valuation of Cash, Other Assets and Other Liabilities

The fair value of cash and certain other tangible assets and liabilities, estimated as of December 31, 2014, approximated carrying or book value due to the liquid nature of certain assets and the short term nature of such liabilities.

Valuation of Debt Obligations

Floating rate mortgage and corporate debt is reflected in the determination of estimated NAV based on GAAP book value or carrying value, given that such debt can be prepaid by the Company and is not subject to significant prepayment penalties.

Fixed rate mortgage debt is reflected in the determination of estimated NAV based on fair value (“mark to market”) of such debt.

•	The estimate of the fair value of the Company’s long-term fixed rate debt was determined by comparing the current market interest rate to the contract rate on each such debt instrument and discounting to present value the difference in future payments. The weighted average effective interest rate, or discount rate, assumed for such fixed rate debt was 3.27% per annum compared to a contractual rate of 4.25% per annum;

•	Although the Company currently intends to retain its fixed-rate debt at least through the dates on which the Company is able to repay such debt without penalty, the estimate of the fair market value of the Company’s fixed-rate debt assumes such debt was theoretically replaced on December 31, 2014, thus resulting in a non-cash mark to market negative adjustment of $48.445 million;

•	Duff & Phelps and the Company believe that the underlying long-term fixed rate debt assumptions used reflect terms currently available to borrowers seeking terms similar to the Company’s existing long-term fixed rate debt instruments based on similar credit profiles.

Other Valuation Adjustments

Disposition Fee Adjustments

Estimated disposition fees payable to Industrial Income Advisors LLC, the Company’s advisor (the “Advisor”) equal to 2.0% of real property estimated values were included in the determination of liabilities. These fees are in addition to asset-level disposition fees and expenses included in the discounted cash flows.

Incentive Fee Adjustments

Adjustments associated with estimated incentive payment amounts payable to the Company’s sponsor as the holder of special units in Industrial Income Operating Partnership LP (the “Operating Partnership”) equal to 15% of all distributions of net sales proceeds after the Company’s stockholders have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax rate return thereon were included in the determination of liabilities. These adjustments were made assuming a hypothetical liquidation of the Company as of December 31, 2014, net of estimated costs, expenses, and other fees related to such hypothetical liquidation.

Estimated NAV Methodology and Considerations

The estimated NAV methodology determines the value of the Company by estimating the current market value of the Company’s assets, including real estate assets, and subtracting the market value of its liabilities, each as described above. The materials reviewed by Duff & Phelps included discrete estimations derived by the Company of “as is” market value for each of the properties in the Company’s portfolio using the discounted cash flow approach as the primary indicator of value and the sales comparison approach as a secondary approach to value, as previously described. The Company then made adjustments to reflect the fair value of the balance sheet assets and liabilities. Duff & Phelps concluded that the calculations and assumptions used by the Company were reasonable. The resulting amount, which is the estimated NAV of the portfolio as of December 31, 2014, was divided by the number of common shares outstanding on that date to determine the estimated NAV per share.

Exclusions from Estimated NAV — The estimated NAV per share approved by the Valuation Committee and the Board does not take into consideration certain factors including those described below, which could result in a premium or discount to NAV when determining a hypothetical enterprise value:

•	the size of the Company’s portfolio, as some buyers may pay more for the aggregation and management of a large portfolio compared to prices for individual properties;

•	the characteristics of the Company’s working capital, leverage, financing structures and other financial considerations for which some buyers may ascribe different values based on term, synergies, cost savings or other attributes;

•	certain third party transaction expenses that could be necessary to realize the enterprise value;

•	services being provided by personnel of the Advisor under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the Company’s shares could trade at a premium or discount to NAV if the Company were to list its shares of common stock on a national securities exchange.

Estimated Net Asset Value

The table below sets forth the material items included in the calculation of the Company’s estimated NAV per share, which Duff & Phelps opined was reasonable.

	Estimated Value As of December 31, 2014
	In Thousands	Per Share
Real properties	$4,544,868	$21.48
Cash, other assets and other liabilities	(52,839)	(0.25)
Debt obligations	(1,984,695)	(9.38)
Debt mark to market adjustments	(48,445)	(0.23)

Estimated gross asset value	$2,458,889	$11.62

Estimated disposition fee adjustments	(90,897)	(0.43)
Estimated incentive fee adjustments	(31,743)	(0.15)

Estimated net asset value	$2,336,249	$11.04

Shares outstanding	211,573

The original purchase price of the Company’s real properties, including the Company’s pro rata portion of the purchase price with respect to its investments in unconsolidated affiliates, in the aggregate, including post-acquisition capital investments, was $3.85 billion.

Sensitivity Analysis

While Duff & Phelps believes that the assumptions and inputs used by the Company are reasonable, a change in these assumptions and inputs could positively or negatively impact the calculation of the values of the Company’s real properties and thus, the Company’s estimated NAV per share.

The table below illustrates the impact on the estimated NAV and the estimated NAV per share if, for example, the exit capitalization rates or discount rates were adjusted by 25 basis points, assuming all other factors remain unchanged, with respect to the Company’s real properties. Similar adjustments to market debt rates are also presented below given: (i) the estimated fair market value of debt adjustments used by the Company to calculate estimated NAV per share assumes in-place fixed rate debt was theoretically replaced on December 31, 2014 versus held at least through the dates on which the Company is able to repay such debt without penalty, as currently anticipated by the Company and (ii) the recent, relatively significant decrease in interest rates.

	Increase (Decrease) to the Estimated NAV due to:
	Decrease of 25 basis points (In Thousands)	Decrease of 25 basis points (Per Share)	Increase of 25 basis points (In Thousands)	Increase of 25 basis points (Per Share)
Exit capitalization rates	$104,421	$0.49	$(96,307)	$(0.46)
Discount rates	$75,761	$0.36	$(73,963)	$(0.35)
Fair market value of debt effective rate	$(15,804)	$(0.07)	$15,540	$0.07

Limitations of Estimated NAV Per Share

The estimated NAV per share determined by the Company’s Board does not represent the fair value of the Company’s assets less liabilities in accordance with U.S. generally accepted accounting principles, and such estimated NAV per share is not a representation, warranty or guarantee that: (i) a stockholder would be able to realize the estimated NAV per share if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated NAV per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the estimated NAV per share on a national securities exchange; (iv) a third party would offer the estimated NAV per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock; or (v) the methodologies used to estimate the NAV per share would be acceptable to FINRA. In addition, the Company can make no claim as to whether the estimated NAV per share will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Company’s shares.

Further, the estimated NAV per share was calculated as of a moment in time, and, although the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, sales of assets and payment of disposition fees and expenses in connection therewith, the distribution of sales proceeds to the Company’s stockholders and changes in corporate policies such as the Company’s distribution level relative to earnings, the Company does not undertake to update the estimated NAV per share on a regular basis. As a result, stockholders should not rely on the estimated NAV per share as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock, including whether to reinvest distributions by participating in the distribution reinvestment plan and whether to request redemption under the Company’s share redemption program. Notwithstanding, we are not obligated to redeem shares of our common stock under the share redemption program. Our Board may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension, or termination of the share redemption program is in the best interest of our stockholders. It is currently anticipated that the estimated NAV per share will next be calculated no later than April 2016, if a valuation is required pursuant to applicable rules or regulations.

New Prices under Distribution Reinvestment Plan and Share Redemption Program

The Company currently provides its stockholders with the ability to have cash otherwise distributable to them invested in additional shares of the Company’s common stock pursuant to its distribution reinvestment plan. The Company also currently provides eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or a portion of their shares of the Company’s common stock pursuant to its share redemption program. On January 22, 2015, in connection with the determination of the Company’s estimated NAV per share, the Board approved and adopted amendments that impact the price at which shares will be reinvested pursuant to the Company’s current distribution reinvestment plan and the price at which shares will be redeemed pursuant to the Company’s current share redemption program. The amendments are reflected in the Third Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”), and the Fourth Amended and Restated Share Redemption Program (the “Amended SRP”), each of which will take effect on March 1, 2015.

Under the Amended DRP and the Amended SRP, shares will be reinvested and redeemed, respectively, at a price equal to 95% of the estimated NAV per share most recently announced by the Company in a public filing with the SEC as of the date of the applicable reinvestment or redemption. Accordingly, beginning with distributions declared for the first quarter of 2015, which are expected to be paid on or before April 15, 2015, participants in the Company’s distribution reinvestment plan will acquire shares at a price equal to $10.49 per share, which is equal to 95% of the Company’s estimated NAV per share as of December 31, 2014. In addition, any shares redeemed under the Company’s share redemption program on or after March 31, 2015 will be redeemed at a price of $10.49 per share.

If a participant wishes to terminate participation in the Amended DRP prior to the anticipated date of the next reinvestment, participants must notify the Company in writing of such decision, and the Company must receive the notice by the close of business on March 31, 2015. Notice of termination should be sent to:

For regular mail:	For overnight deliveries:
Dividend Capital	Dividend Capital
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

The Board may amend or terminate the Amended DRP for any reason, provided that if the Board materially amends or terminates the Amended DRP, then such material amendment or termination, as applicable, shall only be effective upon 10 days’ notice to the participants in the Amended DRP.

In addition, there are limitations on stockholders’ ability to have their shares of the Company’s common stock redeemed pursuant to the Amended SRP, which are described in more detail in the Amended SRP filed herewith as Exhibit 4.2. For a stockholder’s shares to be eligible for redemption in a given quarter, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least fifteen days before the end of the applicable quarter, or by March 16, 2015 in the case of the next anticipated redemption date. As noted above, the Board may determine to amend, suspend or terminate the Amended SRP in its sole discretion; provided, that, if the Board determines to materially amend, suspend or terminate the Amended SRP, the Company will provide stockholders with 30 days’ prior notice. Any notice of the material amendment, suspension or termination of the Amended DRP or of the Amended SRP will be provided by the Company in a Current Report on Form 8-K filed with the SEC. The foregoing description of the Amended DRP and the Amended SRP is qualified in its entirety by reference to the Amended DRP and the Amended SRP, copies of which are filed herewith as Exhibits 4.1 and 4.2 and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Third Amended and Restated Distribution Reinvestment Plan, effective as of March 1, 2015

4.2	Fourth Amended and Restated Share Redemption Program, effective as of March 1, 2015

99.1	Consent of Duff & Phelps, LLC

99.2	Letter to Stockholders

99.3	Presentation for Stockholders and Their Financial Advisors

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits filed and furnished herewith, contains forward-looking statements (including, without limitation, statements concerning the estimated NAV per share, assumptions made in determining the estimated NAV per share, future redemptions pursuant to the Amended SRP and future reinvestments of cash distributions pursuant to the Amended DRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain occupancy levels and lease rates at its properties, the Company’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Company’s investments, the level of participation in the Company’s distribution reinvestment plan, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended or supplemented by the Company’s other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

January 23, 2015	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Third Amended and Restated Distribution Reinvestment Plan, effective as of March 1, 2015

4.2	Fourth Amended and Restated Share Redemption Program, effective as of March 1, 2015

99.1	Consent of Duff & Phelps, LLC

99.2	Letter to Stockholders

99.3	Presentation for Stockholders and Their Financial Advisors